Exhibit 5.1

Brian A. Johnson +1 212 230 8800 (t)
November 12, 2019	+1 212 230 8888 (f) wilmerhale.com

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, CT 06511

Re:	Arvinas, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-234035 (the “Registration Statement”) filed by Arvinas, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of, among other things, shares of Common Stock, $0.001 par value per share, of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate initial offering price not to exceed $300,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated November 6, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 5,227,273 shares of Common Stock (the “Shares”), including up to 681,818 shares of Common Stock issuable upon exercise of an option to purchase additional shares granted by the Company.

The Shares are to be offered and sold by the Company pursuant to an underwriting agreement, dated November 6, 2019 (the “Underwriting Agreement”), entered into by and among the Company and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Piper Jaffray & Co., as representatives of the several underwriters named in the Underwriting Agreement, the form of which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon signed copies of the Registration Statement and Prospectus as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007

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Arvinas, Inc. November 12, 2019 Page 2

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issuance and sale of the Shares and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner